EXHIBIT 10(y)









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                                 PROMISSORY NOTE

$1,159,000.00                                               Baltimore, Maryland
                                                              November 15, 2001


       FOR VALUE RECEIVED, CEL-SCI CORPORATION, a Colorado corporation (the "Borrower"), promises to pay to the order of CAMBREX BIO SCIENCE, INC., a Maryland corporation, (the "Lender"), the principal sum of One Million, One Hundred Fifty Nine Thousand Dollars ($1,159,000.00) (the "Principal Loan Amount") or such other amount as may be advanced from time to time to Borrower, together with interest thereon at the rate or rates hereinafter specified, from the date of this Note until the date the entire principal sum hereof has been paid in full.

       Said principal shall be payable in full on November 15, 2002.

      Beginning on November 16, 2002, in the event the Principal Loan amount is not paid in full on or before such date, interest shall accrue on the actual amount of the Principal Loan Amount outstanding from time to time at a fluctuating interest rate per annum equal to the Index Rate (as hereinafter defined), plus Three Percent (3%).

       "Index Rate" shall mean the rate quoted as the "Prime Rate" in the column entitled "Money Rates" published in The Wall Street Journal (in the event no such rate is published in The Wall Street Journal on such date, the Index Rate shall be the "Prime Rate" shown in such column for the most recent business day preceding the last business day of such month on which such rate was published) or, in the event The Wall Street Journal does not quote a "Prime Rate", the rate quoted as the "Prime Rate" in a publication as Lender may, from time to time, hereafter designate in writing. The Index Rate shall initially be determined by Lender as of the Business Day preceding the date of the Security Agreement and shall remain in effect for the remainder of such calendar month in which such date occurs; thereafter, the Index Rate shall be determined by Lender on the last Business Day of each month and the Interest Rate based on such Index Rate shall be in effect for the following month. Interest shall be calculated on the basis of a 360-day year for actual days elapse.

       Five Hundred Thousand Dollars ($500,000.00) of the Principal Loan Amount is intended to represent the cost to Borrower of the Monthly Production Fee as that term is defined in a Master Production Agreement of June 19, 2000 between the Borrower and Lender, for the period from November 1, 2001 to November 30, 2001.

       Five Hundred Thousand Dollars ($500,000.00) of the Principal Loan Amount is intended to represent the cost to Borrower of the Monthly Production Fee as that term is defined in a Master Production Agreement of June 19, 2000 between the Borrower and Lender, for the period from December 1,2001 to December 31, 2001.

     Fifty Nine Thousand Dollars ($59,000.00) of the Principal Loan Amount is intended to


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represent the cost to Borrower of the Monthly Production Fee as that term is defined in a Master Production Agreement of June 19, 2000 between the Borrower and Lender, for the period from January 1, 2001 to January 10, 2001.

       One Hundred Thousand Dollars ($100,000.00) of the Principal Loan Amount is intended to represent the cost to Borrower of Other Production Requirements as that term is defined in a Master Production Agreement of June 19, 2000 between the Borrower and Lender, for the period from August 1, 2001 to January 10, 2002. If such charges are actually less than $100,000, the difference will be credited to this Note. If such charges actually exceed $100,000, such difference will be added to the Principal Loan Amount.

       1. All amounts paid by the Borrower to the Lender shall be applied first to outstanding interest, then to unpaid expenses and charges payable hereunder, and then to principal, or otherwise as determined solely by the Lender.

       2. Borrower may pay all or any portion of the principal balance of this Note prior to the Maturity Date without payment of a prepayment fee to the Lender. Prepayments shall not postpone or reduce regular payments of principal or interest, but shall be, at the option of the Lender, credited to installments of principal, if any, in their inverse order of maturity.

       3. This Note is secured by any property described as collateral in any security agreement, mortgage, deed of trust, pledge agreement, guaranty or other document previously, simultaneously, or hereafter entered into by Borrower or any of them or any guarantor of Borrower in connection with any obligation or liability of Borrower to the Lender or any corporate affiliate of the Lender, such other security document(s) including but not limited to: any other instruments now or hereafter executed by Borrower or by any guarantor of Borrower, in favor of Lender, which in any manner constitute additional security for this Note, (all of the foregoing documents, and this Note, being hereinafter collectively referred to as the "Loan Documents"). This Note specifically incorporates by reference, as if fully set forth herein, all of the language and provisions of the Loan Documents described generally or specifically above.

     4. An event of default under this Note (an "Event of Default") shall be deemed to exist upon the occurrence of any of the following: (1) failure to pay any principal, expenses, late charge or interest within fifteen (15) days when due, or failure to perform any other obligations hereunder; (2) a default in any of the requirements of Borrower, or any other person guaranteeing or providing security for this loan, under any Loan Document referred to above; (3) a default in any other agreement between Borrower and the Lender or any affiliate of the Lender, whether previously, simultaneously, or hereafter entered into; (4) a default under any other agreement between Borrower or any guarantor for Borrower and the Lender, whether personally, simultaneously, or hereinafter entered into;
(5) bankruptcy, insolvency, or receivership proceedings being instituted by or against Borrower in any state or federal court; (6) the occurrence of any event which is, or would be with the passage of time or the giving of notice or both, a default under any indebtedness of Borrower to any person other than the Lender; (7) any material loss, theft or substantial damage, not fully insured for the benefit of the Lender, to any of the property as is described in the Deed of Trust, or the transfer or encumbrance of any

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material part of any Borrower's assets other than for fair consideration; and
(8) default under any obligation or indebtedness owed by the Borrower to the Lender under any other loan, regardless of when created or whether secured or unsecured.

       The contrary notwithstanding, no Event of Default shall be deemed to have occurred with respect to the following events until after the expiration of the applicable grace or curative period set forth in this Section, time being of the essence:

         a. Fifteen (15) calendar days after notice from Lender to the Borrower of a failure to comply with a monetary covenant and thirty (30) calendar days after notice from the Lender to the Borrower, as to a failure to perform an affirmative nonmonetary covenant, a violation of a negative covenant, a breach of warranty or representation, or any other event not previously addressed in this Paragraph, unless such Event of Default cannot be cured within thirty (30) calendar days, in which case the Borrower shall have a greater period of time if diligently pursuing such cure.

         b. Except as provided above, in no event shall this Note be deemed to provide a grace period applicable to an Event of Default based upon (i) the sale, transfer or conveyance of any collateral security in violation of the terms of the Loan Documents, (ii) a lapse in any required insurance coverage,
(iii) the filing of a voluntary or involuntary bankruptcy petition, except as stated in this Note with respect to an Event of Default based upon the filing of an involuntary bankruptcy petition, for which a period of sixty (60) calendar days shall be permitted for the Borrower to obtain an conditional dismissal of any petition filed in connection with any involuntary case, (iv) any Event of Default for which a specific period for the cure thereof is specified in this Paragraph, describing such Event of Default, other than as specified in this Subparagraph, or (v) a failure to pay any payment due under this Note by scheduled maturity or acceleration due to an Event of Default.

     5. At its option, and without waiving any of its other remedies, if the Borrower does not pay principal, interest, or any other amount when due, the Lender may, if permitted by applicable law, collect a late charge equal to 5% of the amount of any payment which is not paid in full within fifteen (15) days after the date such payment is due. The late charge may be collected only once for each late payment.

     6. Upon the occurrence of an Event of Default, and the expiration of any applicable cure period, the Borrower shall pay the Lender all expenses incurred by the Lender in collecting the amounts due under this Note, protecting any collateral securing this Note, and realizing on such security. Those expenses include actual reasonable attorney's (and paralegal) fees and court costs. If an Event of Default occurs, the Lender has the right to declare the entire unpaid balance of principal of this Note, and all accrued but unpaid interest, immediately due and payable without notice or demand. The Borrower agrees that an Event of Default shall be a default under all other liabilities and obligations of Borrower to the Lender, and that the Lender has the right to declare immediately due and payable all such other liabilities and obligations. If not then paid, the principal balance, accrued but unpaid interest, late charges, and any expenses, shall thereafter bear interest at a rate of 2% per annum over that provided for or referred to above (but not more than the maximum rate allowed by applicable laws). If a judgment is entered against the

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Borrower for any sum due under this Note, the Borrower shall pay the Lender upon demand from time to time interest at the statutory interest rate on the judgment, plus an additional amount equal to interest calculated at the rate provided in the next preceding sentence in effect as of the date of judgment, minus any interest actually paid at the statutory rate on the judgment. Also, if an Event of Default occurs, the Lender may take any other action, to foreclose on collateral or otherwise, provided in any of the Loan Documents referred to above.


         7. If an Event of Default occurs, the Borrower authorizes any attorney admitted to practice before any court of record, or any clerk of any court, to appear on behalf of the Borrower in any court in one or more proceedings or before any clerk thereof, without giving prior notice to or serving process on such person or persons, and confess judgment against Borrower in favor of the Lender for such amount as may appear to be unpaid on this Note, including interest, late charges, expenses, court costs and attorney's (and paralegal) fees of not less than fifteen percent (15%) of the amounts unpaid hereunder. Notwithstanding the immediately preceding sentence, the Lender agrees that it shall not recover in excess of its actual attorney's (and paralegal) fees. In addition to all other courts where jurisdiction and venue would be proper, the Borrower consents to the jurisdiction and venue of the courts of any county of the State of Maryland or Howard County, Maryland or the United States District Court for the District of Maryland for the entry of said judgment. Borrower hereby waives and releases, to the extent not prohibited by law, all errors and rights of appeal, exemptions and stays of execution upon any real or personal property to which such person or persons might otherwise by entitled, under any present or future law. The Borrower waives the benefit of any and every statute, ordinance or rule of court which may be lawfully waived conferring upon the Borrower any right or privilege of exemption or other relief from the enforcement or immediate enforcement of a judgment or related proceeding on a judgment. The authority and power to appear for and enter judgment against Borrower shall not be exhausted by one or more exercises hereof or by any imperfect exercises hereof, and shall not be extinguished by any judgment entered pursuant thereto; this authority and power may be exercised on one or more occasions, from time to time, in the same or different jurisdictions, as often as Lender shall deem necessary or desirable, for all of which this Note shall be sufficient authority.

       8. In the event that any holder of this Note transfers this Note for value, the Borrower agrees that no subsequent holder of this Note shall be subject to any claims or defenses which the Borrower may have against a prior holder, all of which are waived as to the subsequent holder, and that all subsequent holders shall have all of the rights of a holder in due course with respect to the Borrower even though the subsequent holder may not qualify, under applicable law, absent this paragraph, as a holder in due course.

      9. The Borrower, all endorsers and guarantors hereof, and all others who may become liable for all or any part of the obligation evidenced hereby, agree to be jointly and severally bound hereby, all covenants, obligations and liabilities hereunder shall be joint and several, and they do jointly and severally waive presentment, demand, protest, notice of nonpayment, and any and all lack of diligence or delays in collection or enforcement hereof. The Borrower and all endorsers and guarantors hereof further jointly and severally agree with the Lender that the Lender may, without notice, in such manner, on such terms and for such time as

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the Lender may see fit, (a) agree with the Borrower to alter, extend, or renew this Note, and/or (b) release any maker, endorser, or guarantor hereof, and/or substitute or add guarantors, and/or substitute or release collateral or any part thereof, all without in any way affecting, releasing, or foregoing the joint and several liability of the Borrower and all endorsers and guarantors hereof.

       10. Any action brought by the Borrower against the Lender which is based, directly or indirectly, or in whole or in part on this Note or any matter in or related to this Note or any other Loan Document, including but not limited to the making of the loan or the administration or collection thereof shall be brought only in the courts of the State of Maryland. The Borrower may not file a counterclaim against the Lender in a suit brought by the Lender against the Borrower in a state other than the State of Maryland unless under the rules of procedure of the court in which the Lender brought the action the counterclaim is mandatory and will be considered waived unless filed as a counterclaim in the action instituted by the Lender.

       11. This Note shall inure to the benefit of and be enforceable by the Lender and the Lender's successors and assigns and any other person to whom the Lender may grant an interest in the Borrower's obligations to the Lender, and shall be binding and enforceable against the Borrower and the Borrower's personal representatives and assigns.

       12. Borrower hereby represents and warrants to Lender that the loan evidenced by this Note was made and transacted solely for the purpose of carrying on or acquiring a business or commercial enterprise within the meaning of Title 12, Commercial Law Article, Section 12-101(c)(l), Annotated Code of Maryland (1983 Repl. Vol.), and that the funds evidenced by this Note will be used for commercial purposes only and solely in connection with such an enterprise.

      13. All notices required to be given hereunder shall be in writing and shall be deemed duly given if and when such notice is either personally delivered or mailed by certified or registered U.S. mail, return receipt requested, postage prepaid, first class, to the respective addresses as set forth in the Deed of Trust.

       14. This Note shall be construed and enforced according to and be governed by the laws of the State of Maryland without regard to principles of conflict of laws. As part of the consideration for the Lender's advance of funds to the Borrower, Borrower agrees that any and all actions or proceedings arising directly or indirectly from this Note shall, at the Lender's option, be litigated in courts having a situs within the State of Maryland; consents to the jurisdiction of any State or Federal Court located within the State of Maryland; agrees that they are subject to service of process under Section 6-103 of the Courts and Judicial Proceedings Article of the Maryland Code; and agrees to accept such service as is authorized by the statute and prescribed in the Maryland Rules of Procedure.

       15. Each right, power and remedy under this Note, under any Loan Document, and under applicable law, shall be cumulative and concurrent and the exercise of any one or more of them shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers or remedies. No waiver by the Lender of any default shall be effective unless made in writing nor operate as a waiver of any other or future default.

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       16. If any part of this Note shall be adjudged invalid or not enforceable then such partial invalidity or unenforceability shall not cause the remainder of the Note to be or to become invalid or unenforceable, and if a provision hereof is held invalid or unenforceable in one or more of its applications, the parties hereto agree that said provisions shall remain in effect in all valid or enforceable applications that are severable from the invalid or unenforceable application or applications.

       17. The use of the singular herein may also refer to the plural, and vice versa, and the use of the neuter or any gender shall be applicable to any other gender or the neuter.

      18. This Note may be assigned by the Lender or any holder at any time or from time to time. The word "Lender" as used herein shall include all future holders of the Note, by assignment and otherwise.

       19. The Borrower agrees that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by the Borrower or any successor or assign of the Borrower on or with respect to this Note or any other Loan Document or which in anyway relates, directly or indirectly, to the obligations of the Borrower to the Lender under this Note or any other Loan Document, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. The Borrower hereby expressly waives any right to a trial by jury in any such suit, action, or proceeding. The Borrower acknowledges and agrees that this provision is a specific and material aspect of the agreement between the parties and that the Lender would not enter into the transaction with the Borrower if this provision were not part of their agreement.

       IN WITNESS WHEREOF, the Borrower has executed and delivered under seal this note as of the day and year first above written.

WITNESS:                             THE BORROWER:

                                     CEL-SCI CORPORATION


/s/Gavin de Windt                    By: /s/Geert Kersten (SEAL)
-----------------                        ----------------











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                               SECURITY AGREEMENT
                                ($1,159,000 Loan)


       THIS SECURITY AGREEMENT made as of the 15th day of November, 2001 between CEL-SCI CORPORATION, a Colorado corporation, whose principal place of business is located at 8229 Boone Boulevard, Suite 802, Vienna, Virginia 22182 (the "Debtor"), and CAMBREX BIO SCIENCE, INC., having an office at 5901 East Lombard Street, Baltimore, Maryland 21224 ("Secured Party").

       In consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor and Secured Party, intending to be bound legally, agree as follows:

       1. Security Interest. (a) To secure payment and performance of the Obligations (as defined below), Debtor hereby pledges, assigns, transfers and grants to Secured Party a continuing security interest in the following property of the Debtor, whether now owned or hereafter acquired by Debtor:

       A first priority interest in all Equipment as more particularly described in Exhibit A.

             Together, in each instance, with the renewals, substitutions, replacements, additions, products and Proceeds thereof (hereinafter, collectively called the "Collateral")1

            (a) Debtor expressly acknowledges that the security interest granted hereunder shall remain as security for payment and performance of the Obligations, whether now existing or which may hereafter be incurred by future advances, or otherwise. The notice of the continuing grant of this security interest therefore shall not be required to be stated on the face of any document representing any such Obligations, nor otherwise identify it as being secured hereby.

       2. Cross-Collateralization. All Collateral which Secured Party may at any time acquire from Debtor or from any other source in connection with any of the Obligations shall constitute collateral for each and every Obligation, without apportionment or designation as to particular Obligations, and all Obligations, however and whenever incurred, shall be secured by all Collateral, however and whenever acquired, and Secured Party shall have the right, in its sole discretion, to determine the order in which Secured Party's rights in, or remedies against, any Collateral are to be exercised, and which type or which portions of Collateral are to be proceeded against and the order of application of Proceeds of Collateral as against particular Obligations.

       3. Definitions. The following terms shall have the following meanings:

            (a) "Accounts" means all accounts, as that term is defined in
Article 9 of the Uniform Commercial Code as in effect from time-to-time in the State of Maryland (the "UCC"), and, in any event, shall include any right to payment held by Debtor, whether in the form of


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accounts receivable, notes, drafts, acceptances, letters of credit (including proceeds of letters of credit) or other forms of obligations and receivables, now owned or hereafter received or acquired by or belonging or owing to the Debtor (including, without limitation, under any trade name, style or division thereof) for Inventory sold or leased or services rendered by it whether or not earned by performance, together with all guarantees and security therefor and all Proceeds thereof, whether cash Proceeds or otherwise, including, without limitation, all right, title and interest of Debtor in the Inventory which gave rise to any such Accounts, including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed rejected or repossessed Inventory or other goods;

             (b) "Equipment" means all equipment, as that term is defined in
Article 9 of the UCC and, in any event, shall include, without limitation, all machinery, tools, dyes, equipment, furnishings, vehicles and computers and other electronic data processing and other office equipment, any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto, and all Contracts, contract rights and Chattel Paper arising out of any lease of any of the foregoing;

             (c) "Financing Agreements" means this Agreement, the Loan Agreement, and any and all agreements, notes, guaranties, instruments, security agreements and documents evidencing, governing, securing or relating in any way to, that certain promissory note (the "Note") dated November 15, 2001 in the original principal amount of $1,100,000 of Debtor in favor of Secured Party;

             (d) "Inventory" means all inventory, as that term is defined in
Article 9 of the UCC, wherever located, and, in any event, shall include all inventory, merchandise, goods and other personal property which are held by or on behalf of the Debtor for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in the Debtor's business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods, whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of the Debtor or is held by the Debtor or by others for the Debtor's account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all inventory which may be located on premises of the Debtor or of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other persons;

             (e) "Obligations" means any and all obligations, indebtedness, liabilities, guaranties, covenants and duties owing by Debtor to Secured Party, including without limitation, any obligations under any of the Financing Agreements, whether due or to become due, absolute or contingent, now existing or hereafter incurred or arising, whether or not otherwise guaranteed or secured and whether evidenced by any note or draft or documented on the books and records of Secured Party or otherwise on open account, including without limitation, all reasonable costs, expenses, fees, charges and reasonable attorneys' and other professional fees incurred by Secured Party in connection with, involving or related to the administration, protection, modification,


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collection, enforcement, preservation or defense of any of the Secured Party's rights with respect to any of the Obligations, the Collateral or any agreement, instrument or document evidencing, governing, securing or relating to any of the foregoing, including without limitation, all reasonable costs and expenses incurred in connection with any "workout" or default resolution negotiations involving legal counsel or other professionals and any re-negotiation or restructuring of any of the Obligations; and

             (f) "Proceeds" means all proceeds, as that term is defined in
Article 9 of the UCC, and, in any event, shall include (a) any and all Accounts, Chattel Paper, Instruments, cash and other proceeds payable to the Debtor from time-to-time in respect of any of the foregoing collateral security, (b) any and all proceeds of any letter of credit, insurance, indemnity, warranty or guaranty payable to the Debtor from time-to-time with respect to any of the collateral security, (c) any and all payments (in any form whatsoever) made or due and payable to the Debtor from time-to-time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the collateral security by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), and (d) any and all other amounts from time-to-time paid or payable under or in connection with any of the collateral security.

       4. Debtor's Representations and Warranties. Debtor represents and warrants to Secured Party as follows:

             (a) Good Standing and Qualification/Legal Capacity. Debtor is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and each entity has all requisite corporate power and authority to own and operate its properties and to carry on its business as now being conducted.

             (b) Authority. The Debtor has full power and authority to enter into and perform the obligations under this Agreement, to execute and deliver the Financing Agreements and to incur the obligations provided for herein and therein, all of which have been duly authorized by all necessary and proper corporate or partnership action, if and as the case may be. No other consent or approval or the taking of any other action is required as a condition to the validity or enforceability of this Agreement or any of the other Financing Agreements;

             (c) Binding Agreements. This Agreement and the other Financing Agreements constitute the valid and legally binding obligations of the Debtor, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

             (d) Litigation. There are no actions, suits, proceedings or investigations pending or threatened against the Debtor before any court or administrative agency, which either in any case or in the aggregate, if adversely determined, would materially and adversely affect the financial condition, assets or operations of the Debtor, or which question the validity of this Agreement or any of the other Financing Agreements, or any action to be taken In connection with the transactions contemplated hereby or thereby.



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             (e) No Conflicting Law or Agreements. The execution, delivery and performance by the Debtor of this Agreement and the other Financing Agreements:
(i) do not violate any provision of the Articles of Incorporation and By-laws of the Debtor, (ii) do not violate any order, decree or judgment, or any provision of any statute, rule or regulation, (iii) do not violate or conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any shareholder agreement, partnership agreement, stock preference agreement, mortgage, indenture, contract or other agreement to which the Debtor is a party, or by which any of Debtor's properties are bound, or (iv) except for the liens and mortgages granted to Secured Party hereunder, do not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or assets of the Debtor.

             (f) Financial Statements. The financial information of the Debtor, including, but not limited to, tax returns, balance sheets, statements of earnings, retained earnings, contributed capital and cash flow statements, heretofore submitted to Secured Party, is complete and correct and fairly presents the financial condition of the Debtor as of the dates of said information and the results of its operations and its cash flows for the periods referred to therein in accordance with generally accepted accounting principles, consistently applied. Since the submission of said information to Secured Party, there has been no material adverse change in the financial condition or business of the Debtor.

             (g) Taxes. With respect to all taxable periods of the Debtor, the Debtor has filed all tax returns which are required to be filed and all federal, state, municipal, franchise and other taxes shown on such filed returns have been paid as due or have been reserved against, if not yet due, as required by generally accepted accounting principles, consistently applied, and the Debtor knows of no unpaid assessments against Debtor.

             (h) Compliance. The Debtor is not in default with respect to or in violation of any order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency, authority or official, or in violation of any law, statute, rule or regulation to which Debtor or Debtor's properties is or are subject, where such default or violation would materially and adversely affect the financial condition of the Debtor. The Debtor represents that Debtor has not received notice of any such default or violation from any party. The Debtor is not in default in the payment or performance of any of Debtor's obligations to any third parties or in the performance of any mortgage, indenture, lease, contract or other agreement to which Debtor is a party or by which any of Debtor's assets or properties are bound, where such default would materially and adversely affect the financial condition of the Debtor.

             (i) Office. The chief executive office and principal place of business of the Debtor, and the office where Debtor's books and records concerning Collateral are kept, is set forth in the first paragraph of this Agreement.

             (j) Contingent Liabilities. The Debtor is not a party to any suretyship, guarantyship, or other similar type agreement; nor has Debtor offered its endorsement to any individual, concern, corporation or other entity or acted or failed to act in any manner which

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would in any way create a contingent liability (except for endorsement of negotiable instruments in the ordinary course of business).

             (k) Licenses. The Debtor has all licenses, permits and other permissions required by any government, agency or subdivision thereof, or from any licensing entity necessary for the conduct of Debtor's business, all of which the Debtor represents to be in good standing and in full force and effect.

             (1) Collateral. The Debtor is and shall continue to be the sole owner of the Collateral free and clear of all liens, encumbrances, security interests and claims except the liens granted to Secured Party or except as permitted by the Secured Party; the Debtor is fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of the Collateral to Secured Party; all documents and agreements related to the Collateral shall be true and correct and in all respects what they purport to be; all signatures and endorsements that appear thereon shall be genuine and all signatories and endorsers shall have full capacity to contract; none of the transactions underlying or giving rise to the Collateral shall violate any applicable state or federal laws or regulations; all documents relating to the Collateral shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms; and the Debtor agrees to defend the Collateral against the claims of all persons other than Secured Party.

             (m) Environmental, Health, Safety Laws. Debtor has not received any notice, order, petition or similar document in connection with or arising out of any violation of any environmental, health or safety law, regulation, rule or order, and Debtor knows of no basis for any claim of such violation or of any threat thereof.

       5. Affirmative Covenants of the Debtor. The Debtor covenants and agrees that from the date hereof until full and final payment and performance of all Obligations, the Debtor shall:

             (a) Financial Information. Deliver to Secured Party: (i) promptly upon Secured Party's request, such documentation and information about the Debtor's financial condition, business and/or operations as Secured Party may, at any time and from time to time, reasonably request, including without limitation, business financial statements, copies of federal and state income tax returns and all schedules thereto, aging reports of Debtor's Accounts and accounts payable and a listing of Debtor's Inventory and Equipment, all of which shall be in form, scope and content satisfactory to Secured Party, in its sole discretion; and (ii) promptly upon becoming aware of any Event of Default (as defined below), or any occurrence which but for the giving of notice or the passage of time would constitute an Event of Default, notice thereof in writing.

             (b) Insurance and Endorsement. (i) Keep the Collateral and Debtor's other properties insured against loss or damage by flood (if applicable) and by fire and other hazards (so-called "All Risk" coverage) in amounts and with companies reasonably satisfactory to Secured Party to the same extent and covering such risks as is customary in the same or a similar business; maintain public liability coverage, including without limitation, products liability

                                   Page5 of l3
coverage, against claims for personal injuries or death; and maintain all worker's compensation, employment or similar insurance as may be required by applicable law; (ii) All insurance shall contain such terms, be in such form, and be for such periods reasonably satisfactory to Secured Party, and be written by such carriers duly licensed by the State of Maryland and satisfactory to Secured Party. Without limiting the generality of the foregoing, such insurance must provide that it may not be canceled without ten (10) days prior written notice to Secured Party. The Debtor shall cause Secured Party to be endorsed as a loss payee with a long form Lender's Loss Payable Clause, in form and substance reasonably acceptable to Secured Party on all such insurance. In the event of a failure to provide and maintain insurance as herein provided, Secured Party may, at its option, provide such insurance and charge the amount thereof to the Debtor. The Debtor shall furnish to Secured Party certificates or other satisfactory evidence of compliance with the foregoing insurance provisions. The Debtor hereby irrevocably appoints Secured Party as its attorney-in-fact, coupled with an interest, to make proofs of loss and claims for insurance, and to receive payments of the insurance and execute all documents, checks and drafts in connection with payment of the insurance. Any Proceeds received by Secured Party shall be applied to the Obligations in such order and manner as Secured Party shall determine in its sole discretion, or shall be remitted to the Debtor, in either event at Secured Party's sole discretion.

             (c) Tax and Other Liens. Comply with all statutes and government regulations and pay all taxes (including withholdings), assessments, governmental charges or levies, or claims for labor, supplies, rent and other obligations made against it or its property which, if unpaid, might become a lien or charge against the Debtor or its properties.

             (d) Place of Business. Maintain its place of business and chief executive offices at the address set forth in the first paragraph of this Agreement.

             (e) Inspections. Upon reasonable notice and during normal business hours, allow Secured Party by or through any of their officers, and/or accountants designated by Secured Party, to enter the offices and plants of the Debtor to examine or inspect any of the properties, books and records or extracts therefrom relating to Debtor's financial or business conditions, to make copies of such books and records or extracts therefrom, and to discuss, the affairs, finances and accounts thereof with the Debtor all at such reasonable times and as often as Secured Party or any such representative of Secured Party may reasonably request.

             (f) Litigation. Promptly advise Secured Party of the commencement or threat of litigation, including arbitration proceedings and any proceedings before any governmental agency (collectively, "Litigation"), which is instituted against the Debtor.

             (g) Maintenance of Existence. Maintain its corporate or partnership existence, as the case may be, and comply with all valid and applicable statutes, rules and regulations, and maintain its properties in good repair, working order and operating condition. The Debtor shall immediately notify Secured Party of any event causing material loss in the value of its assets.

             (h) Collateral Duties. Do whatever Secured Party may reasonably request from time to time by way of obtaining, executing, delivering and filing financing statements,

                                  Page 6 of l3
assignments, landlord's or mortgagee's waivers, and other notices and amendments and renewals thereof, and the Debtor will take any and all steps and observe such formalities as Secured Party may request in order to create and maintain a valid and enforceable first lien upon, pledge of, and first priority security interest in any and all Collateral. Secured Party is authorized to file financing statements without the signature of the Debtor and to execute and file such financing statements on behalf of the Debtor as specified by the UCC to perfect or maintain Secured Party's security interest in all of the Collateral. All charges, expenses and fees Secured Party may incur in filing any of the foregoing, together with reasonable costs and expenses of any lien search required by Secured Party, and any taxes relating thereto, shall be charged to the Debtor and added to the Obligations.

             (i) Notice of Default. Provide to Secured Party, within four business days after becoming aware of the occurrence or existence of an Event of Default or a condition which would constitute an Event of Default but for the giving of notice or passage of time on both, notice in writing of such Event of Default or condition.

       6. Negative Covenants of the Debtor. The Debtor covenants and agrees that from the date hereof until full and final payment and performance of all Obligations, the Debtor shall not without the prior written consent of Secured
Party:

             (a) Encumbrances. Incur or permit to exist any lien, mortgage, charge or other encumbrance against any of the Collateral, whether now owned or hereafter acquired, except: (i) liens required or expressly permitted by this Agreement or with the consent of the Secured Party; (ii) pledges or deposits in connection with or to secure worker's compensation, unemployment or liability insurance; and (iii) tax liens which are being contested in good faith with the prior written consent of Secured Party and against which, if requested by Secured Party as a condition to its consent, the Debtor shall set up a cash reserve or post a surety bond in an amount equal to the total amount of the lien being contested.

             (b) Consolidation or Merger. Subject to Section 10(d) herein, merge into or consolidate with or into any corporation.

             (c) Sale and Lease of Assets. Sell, lease or otherwise dispose of any of its assets, except for sales of inventory in the ordinary course of business.

             (d) Name Changes. Change its corporate name or conduct its business under any trade name or style other than as set forth in this Agreement.

             (e) Maintenance of Collateral. Permit to incur or suffer any loss, theft, substantial damage or destruction of any of the Collateral which is not immediately replaced with Collateral of equal or greater value, or which is not fully covered by insurance, the proceeds of which shall have been endorsed over to Secured Party in accordance with Section 5(b) hereof

       7. Rights of Secured Party. Upon the occurrence of any Event of Default, Secured Party shall have the right to declare all of the Obligations to be immediately due and payable and


                                  Page 7 of l3
shall then have the rights and remedies of a secured party under the Uniform Commercial Code or under any other applicable law, including, without limitation, the right to take possession of the Collateral, and in addition thereto, the right to enter upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom and the right to occupy the Debtor's premises for the purposes of liquidating Collateral, including without limitation, conducting an auction thereon. Secured Party may require the Debtor to make the Collateral (to the extent the same is moveable) available to Secured Party at a place to be designated by Secured Party. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give the Debtor at least ten (10) days' prior written notice at the address of the Debtor set forth above (or at such other address or addresses as the Debtor shall specify in writing to Secured Party) of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including the Uniform Commercial Code) that reasonable notification be given of the time and place of such sale or other disposition. After deducting all costs and expenses of collection, storage, custody, sale or other disposition and delivery (including reasonable attorneys' fees) and all other reasonable charges against the Collateral, the residue of the Proceeds of any such sale or disposition shall be applied to the payment of the Obligations in such order of priority as Secured Party shall determine and any surplus shall be returned to the Debtor or to any person or party lawfully entitled thereto. In the event the Proceeds of any sale, lease or other disposition of the Collateral hereunder, including without limitation, the Proceeds from the collection of Accounts, are insufficient to pay all of the Obligations in full, the Debtor will be liable for the deficiency, together with interest thereon, at the maximum rate allowable by law, and the costs and expenses of collection of such deficiency, including (to the extent permitted by law) without limitation, reasonable attorneys' fees, expenses and disbursements.

       8. Right of Secured Party to Use and Operate Collateral, Etc. Upon the occurrence of any Event of Default, Secured Party shall have the right and power to take possession of all or any part of the Collateral, and to exclude the Debtor and all persons claiming under the Debtor wholly or partly therefrom, and thereafter to hold, store, and/or use, operate, manage and control the same. Upon any such taking of possession, Secured Party may, from time to time, at the expense of the Debtor, make all such repairs, replacements, alterations, additions and improvements to the Collateral as Secured Party may deem proper. In any such case Secured Party shall have the right to manage and control the Collateral and to carry on the business and to exercise all rights and powers of the Debtor in respect thereto as Secured Party shall reasonably deem best, including the right to enter into any and all such agreements with respect to the operation of the Collateral or any part thereof as Secured Party may see fit; and Secured Party shall be entitled to collect and receive all issues, profits, fees, revenues and other income of the same and every part thereof Such issues, profits, fees, revenues and other income shall be applied to pay the expenses of holding and operating the Collateral and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which Secured Party may be required or may elect to make, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments which Secured Party may be required or authorized to make


                                  Page 8 of l3
under any provision of this Agreement (including legal costs and reasonable attorneys' fees). The remainder of such issues, profits, fees, revenues and other income shall be applied to the payment of the Obligations in such order of priority as Secured Party shall determine. Without limiting the generality of the foregoing, Secured Party shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by Secured Party to enforce its rights and remedies hereunder in order to manage, protect and preserve the Collateral and continue the operation of the business of the Debtor and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership including the compensation of the receiver and to the payment of the Obligations as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated.

       9. Events of Default. The Debtor shall be in default under this Agreement upon the happening of any of the following events or conditions (herein individually called an "Event of Default" and collectively called "Events of Default");

             (a) Failure to pay any part of the Obligations when due or failure to pay any amounts due under those certain loans from Secured Party to Debtor of an even date hereof

             (b) Nonperformance by the undersigned of any agreement with, or any condition imposed by, Secured Party, with respect to the indebtedness;

             (c) Secured Party's discovery of the undersigned's failure in any application of the undersigned to Secured Party to disclose any fact deemed by Secured Party to be material or of the making therein or in any of the said agreements, or in any affidavit or other documents submitted in connection with said application or the indebtedness, of any misrepresentation by, on behalf of, or for the benefit of the Debtor;

             (d) The reorganization (other than a reorganization pursuant to any of the provisions of the Bankruptcy Reform Act of 1978, as amended), or merger or consolidation of the Debtor (or the making of any agreement therefor) without the prior written consent of Secured Party;

             (e) The Debtor's failure duly to account, to Secured Party's satisfaction, at such time or times as Secured Party may require, for any of the Collateral, or proceeds thereof, coming into the control of the Debtor; or

             (f) The institution of any suit affecting the Debtor deemed by Secured Party to affect adversely its interest hereunder in the Collateral or otherwise.

       10. Termination; Assignment, Etc. This Agreement and the security interest in the Collateral created hereby shall terminate when all of the Obligations have been paid and finally discharged in full. No waiver by Secured Party or by any other holder of the Obligations of any default shall be effective unless in writing signed by Secured Party nor shall any waiver granted on any one occasion operate as a waiver of any other default or of the same default on a future occasion. In the event of a sale or assignment by Secured Party of all or any of the Obligations

                                  Page 9 of l3
held by Secured Party, Secured Party may assign or transfer its respective rights and interests under this Agreement in whole or in part to the purchaser or purchasers of such Obligations, whereupon such purchaser or purchasers shall become vested with all of the powers and rights hereunder, and Secured Party shall thereafter be forever released and fully discharged from any liability or responsibility hereunder with respect to the rights and interests so assigned except that Secured Party shall be liable for damages suffered by the Debtor as a result of actions taken by Secured Party in bad faith or with willful misconduct.

       11. Notices. Except as otherwise provided herein, notice to the Debtor or to Secured Party shall be deemed to have been sufficiently given or served for all purposes hereof if mailed by certified or registered mail, return receipt requested, as follows:

(a) if to Debtor:

             Cel-Sci Corporation
             8229 Boone Boulevard
             Vienna, Virginia 22182
             Attention: Geert Kersten, CEO

             (b) if to Secured Party:

             Cambrex Bio Science, Inc.
             5901 East Lombard Street
             Baltimore, Maryland 21224
             Attention: Jacques R. Rubin, President

       12. Miscellaneous. This Agreement shall inure to the benefit of and be binding upon Secured Party and the Debtor and their respective successors and assigns. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

       13. Governing Law. This Agreement shall be governed by the laws of the State of Maryland (but not its conflicts of law provisions) and may not be amended except in writing.

       14. Waivers, Etc. The Debtor hereby waives presentment, demand, notice, protest and all other demands and notices in connection with this Agreement or the enforcement of Secured Party's rights hereunder or in connection with any Obligations or any Collateral; consents to and waives notice of: (a) the granting of renewals, extensions of time for payment or other indulgences to the Debtor or to any account debtor in respect of any account receivable of the Debtor; (b) substitution, release or surrender of any Collateral; (c) the addition or release of persons primarily or secondarily liable on any of the Obligations or on any account receivable or other Collateral; and (d) the acceptance of partial payments on any Obligations or on any account receivable or other Collateral and/or the settlement or compromise thereof. No delay or omission on the part of Secured Party in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder. Any waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any such future occasion.


       15. Jury Waiver. THE DEBTOR AND SECURED PARTY EACH HEREBY WAIVE TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART. THE DEBTOR FURTHER WAIVES THE ENFORCEMENT OF ANY OF SECURED PARTY'S RIGHTS AND REMEDIES, INCLUDING WITHOUT LIMITATION, TORT CLAIMS. THE DEBTOR ACKNOWLEDGES THAT DEBTOR MAKES THIS WAIVER VOLUNTARILY, INTELLIGENTLY, KNOWINGLY, WITHOUT DURESS AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS THEREOF.

       16. Concerning Revised Article 9 of the Uniform Commercial Code. The parties acknowledge and agree to the following provisions of this Agreement in anticipation of the possible application, in one or more jurisdictions to the transactions contemplated hereby, of the revised Article 9 of the Uniform Commercial Code in the form or substantially in the form approved in 1998 by the American Law Institute and the National Conference of Commissioners on Uniform State Law ("Revised Article 9").

             (a) Attachment. In applying the law of any jurisdiction in which Revised Article 9 is in effect, the Collateral shall be all assets of the Debtor listed in Exhibit A, whether or not within the scope of Revised Article 9. If the Debtor shall at any time, whether or not Revised Article 9 is in effect in any particular jurisdiction, acquire a commercial tort claim, as defined in Revised Article 9, the Debtor shall immediately notify the Secured Party in a writing signed by the Debtor of the brief details thereof and grant to the Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Secured Party.

             (b) Perfection by Filing. The Secured Party may at any time and from time to time, file financing statements, continuation statements and amendments thereto that describe the Collateral as all assets of the Debtor or words of similar effect and which contain any other information required by Part 5 of Revised Article 9 for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether the Debtor is an organization, the type of organization and any organization identification number issued to the Debtor. The Debtor agrees to furnish any such information to the Secured Party promptly upon request. Any such financing statements, continuation statements or amendments may be signed .by the Secured Party on behalf of the Debtor, and may be filed at any time in any jurisdiction whether or not Revised Article 9 is then in effect in that jurisdiction. The Debtor hereby irrevocably appoints the Secured Party as Debtor's Attorney-In-Fact, coupled with an interest, for the purposes hereof

             (c) Other Perfection, etc. The Debtor shall at any time and from time to time, whether or not Revised Article 9 is in effect in any particular jurisdiction, take such steps as the Secured Party may reasonably request for the Secured Party (a) to obtain an acknowledgement, in form and substance satisfactory to the Secured Party, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the Secured Party, and (b) otherwise to insure the continued perfection and priority of the Secured Party's security interest in any of the Collateral and of the preservation of its rights therein, whether in anticipation and following the effectiveness of Revised
Article 9 in any jurisdiction.

             (d) Savings Clause. Nothing contained in this section shall be construed to narrow the scope of the Secured Party's security interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges or remedies of the Secured Party hereunder except to the extent (and then only to the extent) mandated by Revised
Article 9 to the extent then applicable.

                            [SIGNATURE PAGES FOLLOW]

       IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date first above written.


WITNESS/ATTEST:                      CEL-SCI CORPORATION


   /s/ Gavin de Windt                By:  /s/ Geert Kersten      (SEAL)
--------------------------              ----------------------


                                      Address:8229 Boone Boulevard, Suite 802
                                              Vienna, VA 22182

Address(es) where Collateral is Address(es) of other places(s) or is to be located: of business of the Pledgor:

(1) 5901 East Lombard Street         (1) 4820-C Seton Drive
    --------- --------------             ------------ -----
    Baltimore, Maryland 21224          Baltimore, MD 21215
    -------------------------

(2) 4820-C Seton Drive               (2)-__________________________
    ------------ -----
    Baltimore, MD 21215              _____________________________
    -------------------




Previous legal and/or trade name(s) of the Pledgor:

  (1) Interleukin-2 Inc.
  ------------------------------
  ------------------------------
  (2)
  ------------------------------
  ------------------------------

  ------------------------------
                                     SECURED PARTY
                                     CAMBREX BIO SCIENCE, INC.

   /s/ Shelly Upton                  By:   /s/ Jacques Rubin          (SEAL)
-------------------------------            -----------------------------------






                                  Page 13 of l3

                            PROMISSORY NOTE AMENDMENT


       Effective December 6, 2001, the Promissory Note (the "Note"), dated November 15, 2001, by and between CEL-SCI CORPORATION, a Colorado corporation (the "Borrower") and CAMBREX BlO SCIENCE, INC., a Maryland corporation (the "Lender") shall be amended as follows:

       Said principal shall be payable in full on January 2, 2003.

       All other terms and conditions of said Note shall remain in full force and effect. This amendment shall be subject to said terms and conditions.

       IN WITNESS WHEREOF, the Borrower has executed and delivered under seal said Promissory Note Amendment as of the day and year first above written.

WITNESS:                             BORROWER:
                                     CEL-SCI CORPORATION

/s/ Gavin de Windt                   By: /s/ Geert Kersten       (SEAL)
-------------------                      ----------------------

       IN WITNESS WHEREOF, the Lender hereby acknowledges and accepts said Promissory Note Amendment as of the day and year first above written.

WITNESS:                             LENDER:

                                     CAMBREX BIO SCIENCE, INC.

 /s/ Shelly Upton                    By: /s/ Jacques Rubin     (SEAL)
-----------------                        --------------------

                             AGREEMENT AND AMENDMENT
                               OF PROMISSORY NOTE

       This Agreement and Amendment of Promissory Note (this "Agreement") made this 23rd day of December 2002 by and between CEL-SCI Corporation ("CEL-SCI") and Cambrex Bio Science Baltimore, Inc., fka Cambrex Bio Science, Inc. ("CBB") is made for the purpose of setting forth the terms and conditions by which the Promissory Note dated November 15, 2001, as amended, (the "Note") given by CEL-SCI to CBB will be amended. Capitalized terms used herein and not otherwise defined are defined in the Note.

       For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

       1. The maturity date of the Note is extended to January 2, 2004.

       2. The deposit currently held by CBB in the amount of $125,000 will be applied by CBB to the principal amount of the Note. In addition, that certain equipment described in Exhibit A of that certain Security Agreement dated as of November 15, 2001 given by CEL-SCI in favor of CBB is hereby sold, transferred, assigned and conveyed to CBB in consideration for a reduction of $100,000 in the principal amount of the Note. Such equipment will be delivered to CBB no later than thirty (30) days from the date of this Agreement, with CEL-SCI bearing the costs of such delivery. CEL-SCI acknowledges that as of the date hereof, after giving effect to the application of the foregoing amounts to the principal amount of the Note, it is indebted under the Note in the principal amount of $947,517.00, plus accrued interest. CEL-SCI represents and warrants that it has no counterclaim, defenses or offset to any obligations under the Note or any Loan Document and waives any counterclaims, defenses or offset which it may currently have

       3. CEL-SCI is currently in negotiations with SDS Merchant Fund, L.P. and Bristol Investment Fund, Ltd. regarding a future financing ("SDS Financing"). CEL-SCI agrees to pay CBB $150,000 within three (3) business days of the closing of the SDS Financing, provided however that if this financing is provided in two segments, no amounts will be due CBB from funds received from the second segment; provided that the entire $150,000 is paid from the first segment. Of this amount, $145,000 will be applied to the remaining principle amount of the Note and $5,000 will be applied to the trade receivable owed by CEL-SCI to Cambrex Bio Science Walkersville, Inc., an affiliate of CBS. In the event CEL-SCI does not complete the current SDS Financing, but completes a subsequent financing with substantially the same terms as the SDS Financing, then CEL-SCI shall pay CBB $150,000 from this subsequent financing.


       4. Separate and apart from the payment to be made in accordance with
Section 3 of this Agreement CEL-SCI agrees to pay CBB 10% of any net funds (finds minus expenses related to the financing as determined by Deloitte and Trouche for accounting purposes) received by CEL-SCI from future financings, but not the SDS Financing mentioned in number 3 above. Such payment obligations shall continue for all periods in which any amount remains due on the Note, Future financings shall include without limitation, financing from third party sources as well as financing from CEL-SCI's existing line of credit and any future lines of credit; however, grants for specific projects (e.g. SBIR grants) shall not be considered future financings. CELSCI agrees to provide CBS with copies of the documentation relating to any such future financings and to make any payments required by this section 4 to CBB within three (3) business days of the receipt by CEL-SCI of funds from any future financing.

       5. CBB at its option may convert all or part of the amount due CBB pursuant to the Note into such number of fully paid and non-assessable shares of CEL-SCI's common stock as is determined by dividing (x) that portion of the outstanding balance of the Note (including principal, interest and any fees) as of such date that CBB elects to convert by (y) the Conversion Price then in effect on the date on which CBS faxes a notice of conversion (the "Conversion Notice"), duly executed, to CEL-SCI (facsimile number (703) 506-9471, Attn:
Chief Financial Officer) (the "Conversion Date"). The "Conversion Price" means an amount equal to 90% of the average of the closing prices of CEL-SCI's Common Stock for the three (3) daily trading days immediately prior to the Conversion Date. In no event however may the Conversion Price be less than $0.22. Any shares issuable to CBS as a result of any conversion of the Note will be sent to CBS by CEL-SCI's transfer agent within five (5) business days of the receipt by CELSCI of a Conversion Notice.

       6. The parties agree that the shares of common stock which CBB may receive upon the conversion of the Note may be resold pursuant to the provisions of Rule 144 of the Securities and Exchange Commission, provided however, CBB may not sell more than 300,000 shares of CEL-SCI's common stock in any three (3) month period (as such number of shares may be adjusted to reflect any stock splits, reverse stock splits, stock dividends, or similar changes to CEL-SCI's common stock).

       7. If CEL-SCI breaches any provisions of this Agreement, and fails to cure such breach within five (5) business days of receiving written notice of such default from CBB (confirmed facsimile transmission being deemed acceptable notice), the Note, together with all accrued interest, will be immediately due and payable.

       8. CBB and its affiliates shall have the right of first refusal to be the sole manufacturer for CEL-SCI, in the event that any CEL-SCI current or future products require lots to be manufactured either for clinical trial or commercial production.

       9. Except as modified by this Agreement, all other provisions of the Note remain in full force and effect.

       10. CEL-SCI has full right and authority to enter into this Agreement and fulfill the obligations set forth herein and shall defend, indemnify and hold harmless CBS in the event of a breach of this provision. CEL-SCI does hereby ratify, reaffirm and continue its obligations; security interests, guaranties and subordinations to or in favor of CBB under the Note and the other Loan Documents, and acknowledges that none of the foregoing is subject to any offset, defense, counterclaim or deduction of any kind whatsoever.

       11. CBS hereby represents and warrants that there exists no condition which at present constitutes, or with the passage of time and/or the giving of notice would constitute, an

Event of Default as defined in the Note or any other Loan Document. CBB hereby acknowledges and agrees that any misrepresentation contained in this Agreement shall constitute an Event of Default as defined in the Note.

       12. Nothing in this Agreement shall be considered or construed as a waiver or relinquishment by CBB of any covenants, rights and/or remedies available to it, whether under the Note or any of the other Loan Documents, or otherwise.

       13. CEL-SCI will execute such additional documents as are reasonably requested by CBS to reflect the terms and conditions of this Agreement and will cause to be delivered such other documents and instruments as are reasonably required by CBB. Except as otherwise expressly provided in this Agreement, nothing herein shall be deemed to amend or modify any provision of the Note, or any of the other Loan Documents, each of which shall remain in full force and effect.

       14. This Agreement is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Note, as herein modified, shall continue in full force and effect. In addition to the foregoing, the parties agree that nothing herein shall effect the priority of the Note with respect to any other creditors of CEL-SCI.

       15. Delivery of an executed counterpart of the signature page hereof by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall not become effective until counterparts hereof shall have been executed and delivered to CBB by CEL-SCI.

       16. No rights are intended to be created hereunder for the benefit of any third party donee, creditor or incidental beneficiary of CEL-SCI. In addition, and without limitation of the generality of the foregoing, in no event shall this Agreement nor any of its provisions constitute or be deemed to constitute any basis for an assertion by any notemaker, guarantor, obligor, pledgor or mortgagor of any claim, counterclaim, right of recoupment, defense or set-off of any kind or nature whatsoever with respect to amounts due and owing under the Note and the Loan Documents.

       The parties agree to the foregoing Agreement relating to Amendment of Promissory Note dated December 23, 2002 by duly authorized signature below:


                               CEL-SCI CORPORATION



                                    By  /s/Geert Kersten
                                        ----------------------------------
                                    Geert Kersten, Chief Executive Officer

                                    CAMBREX BIO SCIENCE BALTIMORE, INC,


                                    By /s/ Aaron Heifetz
                                       ----------------------------------
                                    Aaron Heifetz, Vice President and General
                                    Manager